PUTNAM CLOSED-END PROXY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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PUTNAM HIGH INCOME SECURITIES FUND

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The Putnam Funds

April 2017

Dear Shareholder:

We urge you, as a shareholder of Putnam High Income Securities Fund, to vote today in favor of retaining the current Putnam Investments Board of Trustees.

Vote to protect your investment from the threat of takeover

• Your fund is the target of a takeover attempt by a well-known dissident firm named Bulldog Investors, LLC (“Bulldog”), at the April 28, 2017 annual meeting of shareholders.

• Bulldog has intentions to elect alternative trustees and undertake actions that would permanently disrupt your fund as a long-term investment.

The Board of Trustees has overseen your fund’s quality as a long-term investment

• Your fund has a 5-star rating by Morningstar over the trailing 10-year period (as of 3/31/17).

• Your fund is in demand — its discount to net asset value per share has narrowed sharply from a little over -12% in early November 2016 to -6.36% as of April 13, 2017.

ISS, an independent third party, recommends supporting the current Board of Trustees

• ISS analyzes shareholder ballot proposals and has issued a recommendation to vote in support of Putnam management and your current Trustees.

• Please vote with only the WHITE proxy card.

• Please discard any GREEN proxy card you receive to deprive Bulldog of support.

Thank you for voting promptly. If you have any questions, please call a customer service representative at 1 (866) 342-8290.